EXHIBIT 3.2

CBCA By-Law

GENERAL BY-LAW NO. 1

A by-law relating generally to the regulation of the business and affairs of
MDC PARTNERS INC.

CONTENTS

ARTICLE ONE	INTERPRETATION

ARTICLE TWO	DIRECTORS

ARTICLE THREE	MEETINGS OF DIRECTORS

ARTICLE FOUR	COMMITTEES

ARTICLE FIVE	OFFICERS

ARTICLE SIX	PROTECTION OF DIRECTORS AND OFFICERS

ARTICLE SEVEN	MEETINGS OF SHAREHOLDERS

ARTICLE EIGHT	SECURITIES

ARTICLE NINE	DIVIDENDS

ARTICLE TEN	GENERAL

ARTICLE ELEVEN	NOTICES

ARTICLE TWELVE	EFFECTIVE DATE

RESOLVED as a by-law of MDC Partners Inc. (hereinafter called the "Corporation") as follows:

ARTICLE 1
INTERPRETATION

1.1  Definitions.

In this by-law and in all other by-laws of the Corporation, unless the context otherwise requires:

(a)	"Act" means the Canada Business Corporations Act as amended or re-enacted from time to time and includes the regulations made pursuant thereto;

(b)	"board" means the board of directors of the Corporation;

(c)	"by-laws" means all by-laws of the Corporation;

(d)	"director" means a director of the Corporation;

(e)	"non-business day" means Saturday, Sunday and any other day that is a holiday as defined in the Interpretation Act (Canada);

(f)
"number of directors" means the number of directors provided for in the articles or, where a minimum and maximum number of directors is provided for in the articles, the number of directors determined by the directors; and

(g)	"distributing corporation" means a distributing corporation as defined in the regulations to the Act.

1.2  All terms used in the by-laws of the Corporation which are defined in the Act shall have the meanings given to such terms under the Act.

1.3  In all by-laws of the Corporation, the singular shall include the plural and the plural the singular and words importing gender include the masculine, feminine and neuter genders.

1.4  Headings used in the by-laws are for convenience of reference only and shall not affect the construction or interpretation thereof.

1.5  If any of the provisions contained in this by-law are inconsistent with those contained in the articles or a unanimous shareholder agreement, the provisions contained in the articles or unanimous shareholder agreement, as the case may be, shall prevail.

ARTICLE 2
DIRECTORS

2.1  QUORUM. The quorum for the transaction of business at any meeting of the board shall consist of two-fifths of the number of directors, and notwithstanding any vacancy among the directors, a quorum of directors may exercise all the powers of the directors. No business shall be transacted at a meeting of directors unless a quorum of the board is present and the requirements in subsection 3.1 are met.

2.2  QUALIFICATION. No person shall be qualified for election as a director if he or she is less than 18 years of age; if he or she is of unsound mind and has been so found by a court in Canada or elsewhere; if he or she is not an individual; or if he or she has the status of a bankrupt. A director need not be a shareholder. At least twenty-five percent of the directors shall be resident Canadians provided that if the number of directors is fewer than four, at least one shall be a resident Canadian. If the Corporation is a distributing corporation, at least one-third of the directors shall not be officers or employees of the Corporation or any of its affiliates.

2.3  ELECTION AND TERM. The election of directors shall take place at each annual meeting of Shareholders. A director not elected for an expressly stated term shall cease to hold office at the close of the first annual meeting following his or her election or appointment but, if qualified, shall be eligible for re-election. If an election of directors is not held at the proper time, the incumbent directors shall continue in office until their successors are elected.

2.4  REMOVAL OF DIRECTORS. Subject to the provisions of the Act, the shareholders may by ordinary resolution passed at an annual or special meeting remove any director from office provided that where the holders of any class or series of shares have an exclusive right to elect one or more directors, a director so elected may only be removed by an ordinary resolution at a meeting of the shareholders of that class or series. A vacancy created by the removal of a director may be filled at the same meeting failing which the vacancy may be filled by the directors.

2.5  VACATION OF OFFICE. A director ceases to hold office when he or she dies, he or she is removed from office by the shareholders, he or she ceases to be qualified for election as a director, or his or her written resignation is received by the Corporation (or if a time is specified in such resignation, at the time so specified, whichever is later).

2.6  VACANCIES.

(a)  Subject to the provisions of the Act, if a quorum of the board remains in office, the board may fill a vacancy in the board, except a vacancy resulting from (i) an increase in the number of directors otherwise than by a resolution of the directors, or in the maximum number of directors, or from (ii) a failure to elect the number of directors required to be elected at any meeting of the shareholders.

(b)  In the absence of a quorum of the board, or if there has been a failure to elect the number or minimum number of directors provided for in the articles, the board shall without delay call a special meeting of the shareholders to fill the vacancy. If the board fails to call such meeting or if there are no such directors then in office, any shareholder may call the meeting.

2.7  REMUNERATION AND EXPENSES. The directors shall be paid such remuneration for their services as the board may from time to time determine and such remuneration shall be in addition to the salary paid to any officer or employee of the Corporation who is also a member of the board. The directors may also award special remuneration to any director undertaking any special services on the Corporation's behalf other than the routine work ordinarily required of a director by the Corporation and the confirmation of any such resolution or resolutions by the shareholders shall not be required. The directors shall also be entitled to be reimbursed for travelling and other expenses properly incurred by them in connection with the affairs of the Corporation. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity and receiving remuneration therefor.

ARTICLE 3
MEETINGS OF DIRECTORS

3.1  CANADIAN DIRECTORS PRESENT AT MEETINGS. The board shall not transact business at a meeting, other than filling a vacancy in the board, unless at least twenty-five percent of the directors (the "required number") present are resident Canadians, except where:

(a)	a resident Canadian director who is unable to be present approves in writing or by telephonic, electronic or other communication facility the business transacted at the meeting; and

(b)	the required number of resident Canadians would have been present had that director been present at the meeting.

3.2  MEETINGS BY TELEPHONIC OR ELECTRONIC FACILITY. If all the directors present at or participating in the meeting consent, any or all of the directors may participate in a meeting of the board or of a committee of the board by means of such telephonic, electronic or other communications facility as to permit all persons participating in the meeting to communicate with each other, simultaneously and instantaneously, and any director participating in such a meeting by such means is deemed to be present at the meeting. Any such consent shall be effective whether given before or after the meeting to which it relates and may be given with respect to all meetings of the board and of committees of the board held while a director holds office.

3.3  PLACE OF MEETINGS. Meetings of the board may be held at any place within or outside Canada. In any financial year of the Corporation, a majority of the meetings of the board need not be held within Canada.

3.4  CALLING OF MEETINGS. Meetings of the board may be convened at any time by the board, Chairman of the Board, Vice Chairman of the Board if he is a director, the Managing Director if he is a director, the President if he is a director, a Vice President if he is a director, or any two directors upon notice given to all directors in accordance with subsection 3.5.

3.5  NOTICE OF MEETING. Subject to the provisions of the Act, the notice of any meeting of the board need not specify the purpose of or the business to be transacted at the meeting. Notice of the time and place of each meeting of the board shall be given in the manner provided in subsection 11.1 by the Secretary to each director not less than two days (exclusive of the day on which the notice is delivered or sent but inclusive of the day for which notice is given) before the time when the meeting is to take place.

3.6  WAIVER OF NOTICE. A director may in any manner or at any time waive notice of or otherwise consent to a meeting of the board. Attendance of a director at a meeting of the board shall constitute a waiver of notice of that meeting except where a director attends for the express purpose of objecting to the transaction of any business on the grounds that the meeting has not been properly called. Any waiver of notice shall be effective whether given before or after the meeting to which it relates and may be given with respect to all meetings of the board and of committees of the board held while a director holds office.

3.7  FIRST MEETING OF NEW BOARD. For the first meeting of the board to be held immediately following the election of directors by the shareholders or for a meeting of the board at which a director is appointed to fill a vacancy in the board, no notice of such meeting shall be necessary to the newly elected or appointed director or directors in order to legally constitute the meeting, provided that a quorum of the directors is present.

3.8  ADJOURNED MEETING. Notice of an adjourned meeting of the board is not required if the time and place of the adjourned meeting is announced at the original meeting.

3.9  REGULAR MEETINGS. The board may appoint a day or days in any month or months for regular meetings of the board at a place and hour to be named. A copy of any resolution of the board fixing the place and time of such regular meetings shall be sent to each director forthwith after being passed, but no other notice shall be required for any such regular meeting except where the Act requires the purpose thereof or the business to be transacted thereat to be specified.

3.10  CHAIRMAN. The chairman of any meeting of the board shall be the first mentioned of such of the following officers as have been appointed and who is a director and is present at the meeting: Chairman of the Board, Vice Chairman of the Board, the President, or a Vice President. If there are two or more Vice Presidents present, the more senior will preside as chairman in the event a Vice President is to preside. If no such officer is present, the directors present shall choose one of their number to be chairman.

3.11  VOTES TO GOVERN. At all meetings of the board, every question shall be decided by a majority of the votes cast on the question. In case of an equality of votes, the chairman of the meeting shall be entitled to a second or casting vote.

3.12  RESOLUTION IN WRITING. Notwithstanding any of the foregoing provisions of this by-law, any by-law or resolution in writing signed by all of the directors entitled to vote on that by-law or resolution at a meeting of the board or committee of the board is as valid as if it had been passed at a meeting of the board or committee of the board.

3.13  DISCLOSURE OF INTERESTS IN CONTRACTS. Every director or officer of the Corporation who is a party to a material contract or transaction or proposed material contract or transaction with the Corporation, or is a director or officer of, or has a material interest in, any person who is a party to a material contract or transaction or proposed material contract or transaction with the Corporation shall disclose in writing to the Corporation or request to have entered in the minutes of the meeting of the board, the nature and extent of such interest as required by the Act. Any such contract or transaction or proposed contract or transaction shall be referred to the board or shareholders for approval even if such contract is one that in the ordinary course of the Corporation's business would not require approval of the board or shareholders, and a director interested in a contract so referred to the board shall not vote on any resolution to approve the same except as permitted by the Act. Subject to the provisions of Section 120 of the Act, the contract or transaction is not void or voidable if made prior to the board or shareholders approval.

ARTICLE 4
COMMITTEES

4.1  COMMITTEES OF DIRECTORS. The board may appoint from their number one or more committees of the board, however designated, and delegate to such committee any of the powers of the board except those which, under the Act, a committee of the board has no authority to exercise.

4.2  AUDIT COMMITTEE. The board shall constitute an audit committee composed of not fewer than three directors, a majority of whom are not officers or employees of the Corporation or any of its affiliates. The audit committee shall have the powers and duties provided in the Act.

4.3  TRANSACTION OF BUSINESS. The powers of a committee of the board may be exercised by a meeting at which a quorum is present or by resolution in writing signed by all the members of such committee who would have been entitled to vote on that resolution at a meeting of the committee. Meetings of such committee may be held at any place within or outside Canada.

4.4  ADVISORY COMMITTEES. The board may from time to time appoint any such other committees as it may deem advisable.

4.5  PROCEDURE. Unless otherwise determined by the board, each committee shall have the power to fix its quorum at not less than a majority of its members, to elect its chairman and to regulate its procedure. To the extent that the board, the committee or the advisory body does not establish rules to regulate the procedure of the committee, the provisions of this by-law applicable to meetings of the board shall apply mutatis mutandis.

ARTICLE 5
OFFICERS

5.1  APPOINTMENT. The board may designate the offices of the Corporation and from time to time appoint a Chairman of the Board, Vice Chairman of the Board, a Managing Director, a President, one or more Vice Presidents (to which title may be added words indicating seniority or function), a Secretary, a Treasurer, one or more Assistant Secretaries and one or more Assistant Treasurers and such other officers as the board may determine, including one or more assistants to any of the officers so appointed. The board may specify the duties of and, in accordance with this by-law and subject to the provisions of the Act, delegate to such officers powers to manage the business and affairs of the Corporation. One person may hold more than one office and, except for the Chairman of the Board, an officer need not be a director.

5.2  POWERS AND DUTIES. All officers shall sign such contracts, documents or instruments in writing as require their respective signatures and shall respectively have and perform all powers and duties incident to their respective offices and such other powers and duties respectively as may from time to time be assigned to them by the board.

5.3  DUTIES MAY BE DELEGATED. In the case of the absence or inability to act of any officer of the Corporation or for any other reason that the board of directors may deem sufficient, the board of directors may delegate all or any of the powers of such officer to any other officer or to any director for the time being.

5.4  CHAIRMAN OF THE BOARD. The Chairman of the Board shall, when present, preside at all meetings of the board, committees of directors of which he or she is a member and the shareholders. Subject to subsections 3.10 and 7.9, during the absence or disability of the Chairman of the Board, his or her duties shall be performed and his or her powers exercised by the first mentioned of the following officers then in office: Vice Chairman of the Board, President, or a Vice President. If there are two or more Vice Chairmen or Vice Presidents present, the more senior shall perform and exercise the duties of the Chairman of the Board in the event a Vice Chairman or a Vice President is to do so.

5.5  VICE-CHAIRMAN OF THE BOARD. If the Chairman of the Board is absent or is unable or refuses to act, the Vice Chairman of the Board, if any, shall, when present, preside at all meetings of the board of directors, any committee of directors, and the shareholders.

5.6  PRESIDENT. The President shall be the chief executive officer of the Corporation unless otherwise determined by resolution of the board of directors. The President shall be vested with and may exercise all the powers and shall perform all the duties of the Chairman of the Board and/or Vice-Chairman of the Board if none be appointed or if the Chairman of the Board and the Vice-Chairman of the Board are absent or are unable or refuse to act; provided, however, that unless he is a director he shall not preside as chairman at any meeting of directors or of any committee of directors, if any, or, subject to subsection 7.9 of this by-law, at any meeting of shareholders.

5.7  VICE-PRESIDENT. The Vice President, or if more than one, the Vice Presidents, in order of seniority as designated by the board, shall be vested with all the powers and perform all the duties of the President in his or her absence, inability or refusal to act except that a Vice President shall not preside at any meeting of directors or of any committee of directors, if any, or, subject to subsection 7.9 of this by-law, at any meeting of shareholders.

5.8  SECRETARY. The Secretary shall give or cause to be given notices for all meetings of the board of directors, committees of the directors, if any, and the shareholders when directed to do so and shall have charge of the minute books of the Corporation and, subject to the provisions of subsection 8.3 of this by-law, of the records (other than accounting records) referred to in Section 20 of the Act.

5.9  TREASURER. Subject to the provisions of any resolution of the board of directors, the Treasurer shall have the care and custody of all the funds and securities of the Corporation and shall deposit the same in the name of the Corporation in such bank or banks or with such other depositary or depositaries as the board of directors may direct. He or she shall keep or cause to be kept the accounting records referred to in Section 20 of the Act.

5.10  MANAGING DIRECTOR. The Managing Director shall be a resident Canadian and shall exercise such powers and have such authority as may be delegated to him or her by the board of directors in accordance with the provisions of the Act.

5.11  ASSISTANT SECRETARY/ASSISTANT TREASURER. The Assistant Secretary or, if more than one, the Assistant Secretaries in order of seniority, and the Assistant Treasurer or, if more than one, the Assistant Treasurers in order of seniority, shall perform all of the duties of the Secretary and the Treasurer, respectively, in the absence or inability or refusal to act of the Secretary or the Treasurer, as the case may be.

5.12  VARIATION OF POWERS AND DUTIES. Subject to the provisions of the Act, the board may from time to time vary, add to or limit the powers and duties of any officer.

5.13  TERM OF OFFICE. The board, in its discretion, may remove any officer of the Corporation, without prejudice to such officer's rights under any employment contract or pursuant to common law. Otherwise, each officer appointed by the board shall hold office until his or her successor is appointed, except that the term of office of the Chairman of the Board shall expire when the holder thereof ceases to be a director.

5.14  TERMS OF EMPLOYMENT AND REMUNERATION. The terms of employment and remuneration of officers appointed by the board shall be settled by it, or by the Compensation Committee of the board, from time to time.

5.15  AGENTS AND ATTORNEYS. The board shall have power from time to time to appoint agents or attorneys for the Corporation in or out of Canada with such powers of management or otherwise (including the power to sub-delegate) as may be thought fit.

5.16  FIDELITY BONDS. The board may require such officers, employees and agents of the Corporation as the board deems advisable to furnish bonds for the faithful discharge of their duties, in such form and with such surety as the board may from time to time prescribe but no director shall be liable for failure to receive any such bond or for the insufficiency of any such bond or for any loss by reason of the failure of the Corporation to receive any indemnity thereby provided.

5.17  DISCLOSURE OF INTERESTS IN CONTRACTS. Every officer of the Corporation shall disclose his or her interests in any material contract or transaction with the Corporation in accordance with subsection 3.13 hereof.

5.18  VACANCIES. If the office of any officer of the Corporation shall be or become vacant by reason of death, resignation, disqualification or otherwise, the directors by resolution shall, in the case of the President or the Secretary, and may, in the case of any other office, appoint a person to fill such vacancy.

ARTICLE 6
PROTECTION OF DIRECTORS AND OFFICERS

6.1  LIMITATION OF LIABILITY. Except as otherwise provided for in the Act, no director or officer shall be liable for the acts, receipts, neglects or defaults of any other director, officer, employee, or agent, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired for or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to the Corporation shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortuous acts of any person firm or corporation with whom or which any of the moneys, securities or effects of the Corporation shall be lodged or deposited, or for any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any moneys, securities or other assets belonging to the Corporation, or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of his or her respective office or trust or in relation thereto, unless the same happen by or through his or her failure to exercise the powers and to discharge the duties of his or her office honestly and in good faith with a view to the best interests of the Corporation and in connection therewith to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. The directors for the time being of the Corporation shall not be under any duty or responsibility in respect of any contract, act or transaction whether or not made, done or entered into in the name or on behalf of the Corporation, except such as shall have been submitted to and authorized or approved by the board of directors. If any director or officer of the Corporation shall be employed by or shall perform services for the Corporation otherwise than as a director or officer or shall be a member of a firm or a shareholder, director or officer of a company which is employed by or performs services for the Corporation, the fact of his or her being a director or officer of the Corporation shall not disentitle such director or officer or such firm or company, as the case may be, from receiving proper remuneration for such services.

6.2  INDEMNITY. Subject to Section 124 of the Act, every director and officer of the Corporation and his or her heirs, executors, administrators and other legal personal representatives shall from time be indemnified and saved harmless by the Corporation from and against,

(a)
any liability and all costs, charges and expenses that he or she sustains or incurs in respect of any action, suit or proceeding that is proposed or commenced against him or her for or in respect of anything done or permitted by him or her in respect of the execution of the duties of his or her office; and

(b)	all other costs, charges and expenses that he or she sustains or incurs in respect of the affairs of the Corporation.

The Corporation shall also indemnify such person in such other circumstances as the Act permits or requires.

ARTICLE 7
MEETINGS OF SHAREHOLDERS

7.1  ANNUAL MEETINGS. Subject to the provisions of the Act, the annual meeting of shareholders shall be held at such time in each year and, subject to subsection 7.3, at such place as the board may from time to time determine, for the purpose of considering the financial statements and reports required by the Act to be placed before the annual meeting, electing directors, appointing auditors and fixing, or authorizing the board to fix, their remuneration, and for the transaction of such other business as may properly be brought before the meeting.

7.2  SPECIAL MEETINGS. The board, the Chairman of the Board, Vice Chairman of the Board if he is a director, the Managing Director if he is a director, the President if he is a director, a Vice President if he is a director shall have power to call a special meeting of shareholders at any date and time.

7.3  PLACE OF MEETINGS. Meetings of shareholders shall be held at any place within Canada or the United States with a population of not less than 500,000.

7.4  ELECTRONIC MEETINGS AND VOTING. If the directors or shareholders call a meeting of shareholders, the directors or shareholders, as the case may be, may determine that the meeting of shareholders shall be held entirely by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting, and any vote at that meeting of shareholders shall be held entirely by means of that communication facility. A meeting of shareholders may also be held at which some, but not all, persons entitled to attend may participate and vote by means of such a communication facility, if the Corporation makes one available. A person participating in a meeting by such means is deemed to be present at the meeting. Any vote at a meeting of shareholders may be also held entirely by means of a telephonic, electronic or other communication facility, if the Corporation makes one available, even if none of the persons entitled to attend otherwise participates in the meeting by means of a communication facility. For the purpose of voting, a communication facility that is made available by the Corporation must enable the votes to be gathered in a manner that permits their subsequent verification and permits the tallied votes to be presented to the Corporation without it being possible for the Corporation to identify how each shareholder or group of shareholders voted.

7.5  NOTICE OF MEETINGS. Notice of the time and place of each meeting of shareholders (and of each meeting of shareholders adjourned for an aggregate of 30 days or more) shall be given in the manner provided in subsection 11.1 not less than ten days (or such lesser number of days then required under the Act or any other applicable legislation, regulation or administrative policy), unless the Corporation is a distributing corporation in which case not less than 21 days, nor, in either case, more than 60 days before the date of the meeting, to each director, to the auditor and to each shareholder who at the close of business on the record date for notice, if any, is entered in the securities register as the holder of one or more shares carrying the right to vote at the meeting. Notice of a meeting of shareholders called for any purpose other than consideration of the financial statements and auditor's report, election of directors and re-appointment of the incumbent auditor shall state the nature of such business in sufficient detail to permit a shareholder to form a reasoned judgement thereon and shall state the text of any special resolution or by-law to be submitted to the meeting. A shareholder and any other person entitled to attend a meeting of shareholders may in any manner and at any time waive notice of or otherwise consent to a meeting of shareholders. Attendance of any such person at a meeting of shareholders shall constitute a waiver of notice of the meeting except where he or she attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not properly called.

7.6  LIST OF SHAREHOLDERS ENTITLED TO NOTICE. For every meeting of shareholders, the Corporation shall prepare a list of shareholders entitled to receive notice of the meeting, arranged in alphabetical order and showing the number of shares entitled to vote at the meeting held by each shareholder. If a record date for the meeting is fixed pursuant to subsection 7.7, the shareholders listed shall be those registered at the close of business on the record date and such list shall be prepared not later than ten days after such record date. If no record date is fixed, the list shall be prepared at the close of business on the day immediately preceding the day on which notice of the meeting is given, or where no such notice is given, the day on which the meeting is held and shall list all shareholders registered at such time. The list shall be available for examination by any shareholder during usual business hours at the registered office of the Corporation or at the place where the securities register is kept and at the place where the meeting is held.

7.7  RECORD DATE FOR NOTICE. The board may fix in advance a record date, preceding the date of any meeting of shareholders by not more than 60 days and not less than 21 days, for the determination of the shareholders entitled to notice of the meeting; and notice of any such record date shall be given not less than seven days before such record date by newspaper advertisement in the manner provided in the Act and to each stock exchange in Canada on which the shares of the Corporation are listed for trading. If no record date is so fixed, the record date for the determination of the shareholders entitled to notice of the meeting shall be the close of business on the day immediately preceding the day on which the notice is given or, if no notice is given, the day on which the meeting is held.

7.8  MEETINGS WITHOUT NOTICE. A meeting of shareholders may be held without notice at any time and place permitted by the Act in accordance with the requirements of the Act and any other applicable legislation, regulation or administrative policy. At such a meeting, any business may be transacted which the Corporation at a meeting of shareholders may transact.

7.9  CHAIRMAN, SECRETARY AND SCRUTINEERS. The chairman of any meeting of shareholders shall be the first mentioned of such of the following officers as have been appointed and who is present at the meeting: the Chairman of the Board, the Vice Chairman of the Board who is a director, the Managing Director who is a director, the President who is a director, or a Vice President who is a director. If no such officer is present within 15 minutes from the time fixed for holding the meeting, the persons present and entitled to vote shall choose one of their number to be chairman. If the Secretary of the Corporation is absent, the chairman shall appoint some person, who need not be a shareholder, to act as secretary of the meeting. If desired, one or more scrutineers, who need not be shareholders, may be appointed by a resolution or by the chairman with the consent of the meeting.

7.10  PERSONS ENTITLED TO BE PRESENT. The only persons entitled to be present at a meeting of the shareholders shall be those entitled to vote thereat, the directors and auditor of the Corporation and others who, although not entitled to vote, are entitled or required under any provision of the Act, the articles or the by-laws to be present at the meeting. Any other person may be admitted only on the invitation of the chairman of the meeting or with the consent of the meeting.

7.11  QUORUM. A quorum for the transaction of business at any meeting of shareholders shall be not less than 33 1/3% of the shares entitled to vote at the meeting, represented either in person or by proxy. No business shall be transacted at any meeting unless the requisite quorum be present at the time of the transaction of such business. If a quorum is not present at the time appointed for a meeting of shareholders or within such reasonable time thereafter as the shareholders may determine, the persons present and entitled to vote may adjourn the meeting to a fixed time and place but may not transact any other business and the provisions of subsection 7.5 of this by-law with regard to notice shall apply to such adjournment.

7.12  RIGHT TO VOTE. Subject to the provisions of the Act as to authorized representatives of any other body corporate, at any meeting of shareholders every person who is named in the list referred to in subsection 7.6, shall be entitled to vote the shares shown thereon opposite his or her name at the meeting to which such list relates. At any meeting of shareholders for which the Corporation has not prepared the list referred to in subsection 7.6 of this by-law, every person shall be entitled to vote at the meeting who at the time is entered in the securities register as the holder of one or more shares carrying the right to vote at such meeting.

7.13  PROXIES. Every shareholder entitled to vote at a meeting of shareholders may appoint a proxyholder, or an attorney authorized in writing who may appoint a proxyholder or one or more alternate proxyholders, who need not be shareholders, to attend and act at the meeting in the manner and to the extent authorized and with the authority conferred by the proxy. A proxy shall be in writing executed by the shareholder or his or her attorney and shall conform with the requirements of the Act.

7.14  TIME FOR DEPOSIT OF PROXIES. The board may fix a time, preceding the time of any meeting or adjourned meeting of shareholders by not more than 48 hours exclusive of Saturdays and holidays (as such term is defined in the Interpretation Act (Canada)), before which time proxies to be used at such meeting must be deposited. Unless such time limit is waived by the Corporation for all proxies, a proxy shall be acted upon only if, prior to the time so specified in the notice calling the meeting or in the information circular relating thereto, it shall have been deposited with the Corporation or an agent thereof specified in such notice or, if no such time is specified in such notice, unless it has been received by the secretary of the Corporation or by the chairman of the meeting or any adjournment thereof prior to the time of voting. The directors may from time to time make regulations regarding the lodging of proxies at some place or places other than the place at which a meeting or adjourned meeting of shareholders is to be held and for particulars of such proxies to be cabled or telegraphed or sent by telex or in writing before the meeting or adjourned meeting to the Corporation or any agent of the Corporation for the purpose of receiving such particulars and providing that proxies so lodged may be voted upon as though the proxies themselves were produced at the meeting or adjourned meeting and votes given in accordance with such regulations shall be valid and shall be counted. The chairman of any meeting of shareholders may, subject to any regulations made as aforesaid, in his discretion accept telegraphic or cable or telex or written communication as to the authority of any person claiming to vote on behalf of and to represent a shareholder notwithstanding that no proxy conferring such authority has been lodged with the Corporation , and any votes given in accordance with such telegraphic or cable or telex or written communication accepted by the chairman of the meeting shall be valid and shall be counted.

7.15  JOINT SHAREHOLDERS. If two or more persons hold shares jointly, any one of them present in person or represented by proxy at a meeting of shareholders may, in the absence of the other or others, vote the shares; but if two or more of those persons are present in person or represented by proxy and vote, they shall vote as one the shares jointly held by them.

7.16  VOTES TO GOVERN. At any meeting of shareholders every question shall, unless otherwise required by law, be determined by the majority of the votes cast on the question. In the case of an equality of votes either upon a show of hands or upon a ballot, the chairman of the meeting shall be entitled to a second or casting vote.

7.17  SHOW OF HANDS. Subject to the provisions of the Act, any question at a meeting of shareholders shall be decided by a show of hands unless a ballot thereon is required or demanded as hereinafter provided. Upon a show of hands, every person who is present and entitled to vote shall have one vote. Whenever a vote by show of hands shall have been taken upon a question, unless a ballot thereon is so required or demanded, a declaration by the chairman of the meeting as to the result of the vote upon the question and an entry to that effect in the minutes of the meeting shall be prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against any resolution or other proceeding in respect of such question, and the result of the vote so taken shall be the decision of the shareholders upon such question.

7.18  BALLOTS. On any question proposed for consideration at a meeting of shareholders, and whether or not a show of hands has been taken thereon, any shareholder or proxyholder entitled to vote at the meeting may demand a ballot. If at any meeting a ballot is demanded on the election of a chairman or on the question of adjournment it shall be taken forthwith without adjournment. A ballot so demanded shall be taken in such manner as the chairman shall direct. A demand for a ballot may be withdrawn at any time prior to the taking of the ballot. The result of the ballot so taken shall be the decision of the shareholders upon the question.

7.19  ADJOURNMENT. The Chairman at a meeting of shareholders may, with the consent of the shareholders or their proxyholders or representatives and subject to such conditions as may be decided by them, adjourn the meeting from time to time and from place to place. If a meeting of shareholders is adjourned by one or more adjournments for less than 30 days, it shall not be necessary to give notice of the adjourned meeting other than by announcement at the meeting that is adjourned. Subject to the Act, if a meeting of shareholders is adjourned by one or more adjournments for an aggregate of 30 days or more, notice of the adjourned meeting shall be given as for an original meeting. Any business may be brought before or dealt with at any adjourned meeting for which no notice is required which might have been brought before or dealt with at the original meeting in accordance with the notice calling the same.

7.20  RESOLUTION IN WRITING. A resolution in writing signed by all of the shareholders entitled to vote on that resolution at a meeting of shareholders is, subject to the provisions of the Act, as valid as if it had been passed at a meeting of the shareholders.

7.21  ONLY ONE SHAREHOLDER. Where the Corporation has only one shareholder or only one holder of any class or series of shares, the shareholder present in person or by proxy constitutes a meeting.

ARTICLE 8
SECURITIES

8.1  ALLOTMENT AND ISSUANCE. Subject to the provisions of Section 25 of the Act and any unanimous shareholder agreement, shares in the capital of the Corporation may be allotted and issued by resolution of the board of directors at such time and on such terms and conditions and to such person or class or classes of persons as the board of directors determines provided that no share shall be issued until it is fully paid as provided by the Act.

8.2  REGISTRATION OF TRANSFER. Subject to the provisions of the Act, no transfer of shares shall be registered in a securities register except upon presentation of the certificate representing such shares with a transfer endorsed thereon which complies with the Act or delivered therewith duly executed by an appropriate person as provided by the Act, together with such reasonable assurance that the endorsement is genuine and effective as the board may from time to time prescribe, upon payment of all applicable taxes and any fees prescribed by the board, upon compliance with such restrictions on transfer as are authorized by the articles. Certificates representing shares to be transferred shall be surrendered and cancelled.

8.3  TRANSFER AGENTS AND REGISTRARS. The directors may from time to time by resolution appoint or remove one or more transfer agents and/or branch transfer agents and/or registrars and/or branch registrars (which may or may not be the same individual or body corporate) for the securities issued by the Corporation in registered form (or for such securities of any class or classes) and may provide for the registration of transfers of such securities (or such securities of any class or classes) in one or more places and such transfer agents and/or branch transfer agents and/or registrars and/or branch registrars shall keep all necessary books and registers of the Corporation for the registering of such securities (or such securities of the class or classes in respect of which any such appointment has been made). In the event of any such appointment in respect of the shares (or the shares of any class or classes) of the Corporation, all share certificates issued by the Corporation in respect of the shares (or the shares of the class or classes in respect of which any such appointment has been made) of the Corporation shall be countersigned by or on behalf of one of the said transfer agents and/or branch transfer agents and by or on behalf of one of the registrars and/or branch registrars, if any. One person may be designated both registrar and transfer agent.

8.4  NON-RECOGNITION OF TRUSTS. The Corporation shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not, except as ordered by a court of competent jurisdiction or as required by statute, be bound to recognize any trust, whether express, implied or constructive, in respect of any share or to recognize any other claim to or interest in such share on the part of any person other than the registered holder thereof.

8.5  SECURITY CERTIFICATES. Every holder of securities of the Corporation shall be entitled, at his or her option, to a security certificate, or to a non-transferable written acknowledgement of his or her right to obtain a security certificate, stating the number and designation, class or series of securities held by him or her as shown on the securities register. Security certificates shall be in such form as the board shall from time to time approve. They shall be signed by the Chairman of the Board, or the Vice Chairman of the Board or the President or a Vice-President and, where the Corporation has appointed a registrar, transfer agent or branch transfer agent or other authenticating agent for the shares of the Corporation, the Secretary or an Assistant Secretary holding office at the time of signing, and need not be under the corporate seal; provided that, unless the board otherwise orders, certificates representing securities in respect of which a transfer agent and/or registrar has been appointed shall not be valid unless countersigned by or on behalf of such transfer agent and/or registrar. The signature of one of the signing officers or, in the case of security certificates which are not valid unless countersigned by or on behalf of a transfer agent and/or registrar, the signatures of both signing officers may be printed or mechanically reproduced in facsimile upon security certificates and every such facsimile signature shall for all purposes be deemed to be the signature of the officer whose signature it reproduces and shall be binding upon the Corporation. A security certificate executed as aforesaid shall be valid notwithstanding that one or both of the officers whose signature appears in printed or mechanically reproduced form thereon no longer holds office at the date of issue or delivery of the certificate.

8.6  REPLACEMENT OF SECURITY CERTIFICATES. The board, any officer or any agent designated by the board may in its or his or her discretion direct the issue of a new security certificate in lieu of and upon cancellation of a security certificate that has been mutilated or in substitution for a share certificate claimed to have been lost, destroyed or wrongfully taken, on the payment of such fee, not exceeding $3.00, and on such terms as to indemnity, reimbursement of expenses and evidence of loss and of title as the board may from time to time prescribe, whether generally or in any particular case.

8.7  SHAREHOLDER INDEBTED TO THE CORPORATION. The Corporation has a lien on a share registered in the name of a shareholder or his legal representatives for a debt of that shareholder to the Corporation. By way of enforcement of such lien the directors may refuse to permit the registration of a transfer of such share.

8.8  JOINT SHAREHOLDERS. If two or more persons are registered as joint holders of any security, the Corporation shall not be bound to issue more than one certificate in respect thereof, and delivery of such certificate to one of such persons shall be sufficient delivery to all of them. Any one of such persons may give effectual receipts for the certificate issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such security.

8.9  DECEASED SECURITY HOLDERS. Subject to the provisions of paragraph 8.10 below, in the event of the death of a holder of any security, the Corporation shall not be required to make any entry in the securities register in respect thereof or to make payment of any dividends thereon except upon production of all such documents as may be required by law and upon compliance with the reasonable requirements of the Corporation and its transfer agents.

8.10  DECEASED JOINTLY-HELD SECURITY HOLDERS. Where a share is registered in the name of two or more persons as joint holders with rights of survivorship, upon satisfactory proof of the death of one joint holder and without the requirement of letters probate or letters of administration, the Corporation shall treat the surviving joint holder(s) as the sole owner(s) of the share effective as of the date of death of such joint holder and the Corporation shall make the appropriate entry in the securities register to reflect such ownership.

8.11  COMMISSIONS. The board may from time to time authorize the Corporation to pay a reasonable commission to any person in consideration of his or her purchasing or agreeing to purchase shares of the Corporation, whether from the Corporation or from any other person, or procuring or agreeing to procure purchasers for any such shares.

ARTICLE 9
DIVIDENDS

9.1  DIVIDENDS. Subject to the provisions of the Act, the board may from time to time by resolution declare and the Corporation may pay dividends to the shareholders according to their respective rights and interests in the Corporation. Dividends may be paid in money or property, subject to the restrictions on the declaration and payment thereof under the Act, or by issuing fully-paid shares of the Corporation or options or rights to acquire fully-paid shares of the Corporation.

9.2  DIVIDEND CHEQUES. A dividend payable in cash shall be paid by cheque drawn on the Corporation's bankers or one of them to the order of each registered holder of shares of the class or series in respect of which it has been declared and mailed by prepaid ordinary mail to such registered holder at his or her recorded address, unless such holder otherwise directs. In the case of joint holders the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all of such joint holders and mailed to them at their recorded address. The mailing of such cheque as aforesaid, unless the same is not paid on due presentation, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold.

9.3  NON-RECEIPT OF CHEQUES. In the event of non-receipt of any dividend cheque by the person to whom it is sent as aforesaid, the Corporation shall issue to such person a replacement cheque for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt and of title as the board may from time to time prescribe, whether generally or in any particular case.

9.4  RECORD DATE FOR DIVIDENDS AND RIGHTS. The board may fix in advance a date as a record date for the determination of the persons entitled to receive payment of dividends and to subscribe for securities of the Corporation, provided that such record date shall not precede by more than 50 days the particular action to be taken. Notice of any such record date shall be given not less than seven days before such record date in the manner provided in the Act, unless notice of the record date is waived by every holder of a share of the class or series affected whose name is set out in the securities register at the close of business on the day the directors fix the record date. If the shares of the Corporation are listed for trading on one or more stock exchanges in Canada, notice of such record date shall also be sent to such stock exchanges. Where no record date is fixed in advance as aforesaid, the record date for the determination of the persons entitled to receive payment of any dividend or to exercise the right to subscribe for securities of the Corporation shall be at the close of business on the day on which the resolution relating to such dividend or right to subscribe is passed by the board.

9.5  UNCLAIMED DIVIDENDS. Any dividend unclaimed after a period of six years from the date on which it has been declared to be payable shall be forfeited and shall revert to the Corporation.

ARTICLE 10
GENERAL

10.1  EXECUTION OF INSTRUMENTS.

(a)	Contracts, documents and other instruments in writing requiring the signature of the Corporation may be signed on behalf of the Corporation by:,

(i)	the Chairman of the Board, Vice Chairman of the Board, Managing Director, the President, or a Vice President, together with one of the Secretary or Treasurer, or

(ii)	any two of the directors of the Corporation,

and all contracts, documents and instruments in writing so signed shall be binding upon the Corporation without any further authorization or formality. The board of directors shall have power from time to time by resolution to appoint any officer or officers, or any person or persons, on behalf of the Corporation either to sign contracts, documents and instruments in writing generally or to sign specific contracts, documents or instruments in writing.

(b)
The corporate seal of the Corporation, if any, may be affixed to contracts, documents and instruments in writing signed as aforesaid by any officer or officers, person or persons, appointed as aforesaid by resolution of the board of directors but any such contract, document or instrument is not invalid merely because the corporate seal, if any, is not affixed thereto.

(c)
The term "contracts, documents or instruments in writing" as used in this provision shall include deeds, mortgages, hypothecs, charges, conveyances, transfers and assignments of property, real or personal, immovable or movable, agreements, releases, receipts and discharges for the payment of money or other obligations, conveyances, securities, transfers and assignments of securities, all paper writings, all cheques, drafts or orders for the payment of money and all notes, acceptances and bills of exchange.

(d)	In particular without limiting the generality of the foregoing:

(i)	the Chairman of the Board, the Vice Chairman of the Board, the Managing Director, the President or a Vice President and the Secretary or the Treasurer, or

(ii)	any two directors,

shall have authority to sell, assign, transfer, exchange, convert or convey any and all shares, stocks, bonds, debentures, rights, warrants or other securities owned by or registered in the name of the Corporation and to sign and execute (under the seal of the Corporation or otherwise) all assignments, transfers, conveyances, powers of attorney and other instruments that may be necessary for the purpose of selling, assigning, transferring, exchanging, converting or conveying any such shares, stocks, bonds, debentures, rights, warrants or other securities. The signature or signatures of the Chairman of the Board, the Vice Chairman of the Board, the Managing Director, the President, a Vice President, the Secretary, the Treasurer, an Assistant Secretary or an Assistant Treasurer or any director of the Corporation and/or of any other officer or officers, person or persons, appointed as aforesaid by resolution of the board of directors may, if specifically authorized by resolution of the directors, be printed, engraved, lithographed or otherwise mechanically reproduced upon any contracts, documents or instruments in writing or bonds, debentures or other securities of the Corporation executed or issued by or on behalf of the Corporation and all contracts, documents or instruments in writing or bonds, debentures or other securities of the Corporation on which the signature or signatures of any of the foregoing officers or persons authorized as aforesaid shall be so reproduced pursuant to special authorization by resolution of the directors shall be deemed to have been manually signed by such officers or persons whose signature or signatures is or are so reproduced and shall be as valid to all intents and purposes as if they had been signed manually and notwithstanding that the officers or persons whose signature or signatures is or are so reproduced may have ceased to hold office at the date of the delivery or issue of such contracts, documents or instruments in writing or bonds, debentures or other securities of the Corporation.

10.2  VOTING RIGHTS IN OTHER ENTITIES. All of the shares or other securities carrying voting rights of any other body corporate held from time to time by the Corporation may be voted at any and all meetings of shareholders, bondholders, debenture holders or holders of other securities (as the case may be) of such other body corporate and in such manner and by such person or persons as the board of directors of the Corporation shall from time to time determine. The proper signing officers of the Corporation may also from time to time execute and deliver for and on behalf of the Corporation, proxies and/or arrange for the issuance of voting certificates and/or other evidence of the right to vote in such names as they may determine without the necessity of a resolution or other action by the board of directors.

10.3  INFORMATION AVAILABLE TO SHAREHOLDERS. Except as provided by the Act, no shareholder shall be entitled to discovery of any information respecting any details or conduct of the Corporation’s business which in the opinion of the directors it would be inexpedient in the interests of the Corporation to communicate to the public. The directors may from time to time, subject to rights conferred by the Act, determine whether and to what extent and at what time and place and under what conditions or regulations the documents, books and registers and accounting records of the Corporation or any of them shall be open to the inspection of shareholders and no shareholder shall have any right to inspect any document or book or register or accounting record of the Corporation except as conferred by statute or authorized by the board of directors or by a resolution of the shareholders.

10.4  FINANCIAL YEAR. The financial year of the Corporation shall terminate on such date in each year as the directors may from time to time by resolution determine.

ARTICLE 11
NOTICES

11.1  METHOD OF SENDING NOTICE. Any notice (which term includes any communication or document) to be sent pursuant to the Act, the articles, the by-laws or otherwise to a shareholder, director, officer, or to the auditor shall be sufficiently sent if delivered personally to the person to whom it is to be sent or if delivered to his or her recorded address or if mailed to him or her at his or her recorded address by prepaid mail or if sent to him or her at his or her recorded address by any means of prepaid transmitted or recorded communication. A notice so delivered shall be deemed to have been sent when it is delivered personally or to the recorded address as aforesaid; a notice so mailed shall be deemed to have been sent when deposited in a post office or public letter box and shall be deemed to have been received on the fifth day after so depositing; and a notice so sent by any means of transmitted or recorded communication shall be deemed to have been sent when dispatched by the Corporation if it uses its own facilities and otherwise when delivered to the appropriate communication company or agency or its representative for dispatch. Provided the addressee has consented in writing or electronically in accordance with the Act and the regulations thereunder, the Corporation may satisfy the requirement to send any notice by creating and providing an electronic document in compliance with the Act and the regulations under the Act. An electronic document is deemed to have been received when it enters the information system designated by the addressee or, if the document is posted on or made available through a generally accessible electronic source, when the addressee receives notice in writing of the availability and location of that electronic document, or, if such notice is sent electronically, when it enters the information system designated by the addressee. The Secretary may change or cause to be changed the recorded address of any shareholder, director, officer or auditor in accordance with any information believed by him or her to be reliable. The recorded address of a director shall be his or her latest address as shown in the records of the Corporation or in the most recent notice filed under the Act, whichever is the more current.

11.2  NOTICE TO JOINT SHAREHOLDERS. If two or more persons are registered as joint holders of any share, any notice shall be addressed to whichever of such persons is named first in the records of the Corporation and any notice sent to one of such persons shall be sufficient notice to all of them.

11.3  COMPUTATION OF TIME. Subject to subsection 3.5 of this by-law, in computing the date when notice must be given under any provision requiring a specified number of days notice of any meeting or other event, both the date of giving the notice and the date of the meeting or other event shall be excluded.

11.4  UNDELIVERED NOTICES. If any notice sent to a shareholder pursuant to subsection 11.1 is returned on three consecutive occasions because the shareholder cannot be found, the Corporation shall not be required to give any further notices to such shareholder until he or she informs the Corporation in writing of his or her new address.

11.5  OMISSIONS AND ERRORS. The accidental omission to send any notice to any shareholder, director, officer, the auditor or member of a committee of the board or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

11.6  PERSONS ENTITLED BY OPERATION OF LAW. Subject to the provisions of the Act, every person who, by operation of law, transfer or by any other means whatsoever, shall become entitled to any share, shall be bound by every notice or other document in respect of such share or shares which shall have been duly sent to the shareholder from whom he or she derives his or her title to such share prior to his or her name and address being entered on the securities register (whether such notice was given before or after the happening of the event upon which he or she became so entitled).

11.7  DECEASED SHAREHOLDERS. Subject to the provisions of the Act, any notice or other document duly sent to any shareholder shall be deemed to have been duly served in respect of the shares held by the shareholder (whether held solely or with other persons), notwithstanding that such shareholder is then deceased and whether or not the Corporation has notice of his or her death, until some other person is entered in his or her stead in the securities register of the Corporation as the holder or as one of the holders thereof and such service shall for all purposes be deemed a sufficient service of notice or document to his or her heirs, executors or administrators and all persons, if any, interested with him or her in such shares.

11.8  WAIVER OF NOTICE. Any shareholder (or his or her duly appointed proxyholder), director, officer or auditor may at any time waive any notice, or waive or abridge the time for any notice, required to be given to him or her under any provisions of the Act, the regulations thereunder, the articles, the by-laws or otherwise and such waiver or abridgement shall cure any default in the giving or in the time of such notice, as the case may be. Any such waiver or abridgement shall be in writing except a waiver of notice of a meeting of shareholders or of the board or of a committee of the board which may be given in any manner.

11.9  EXECUTION OF NOTICES. The signature of any director or officer of the Corporation to any notice may be written, stamped, typewritten or printed or partly written, stamped, typewritten or printed.

11.10  PROOF OF SERVICE. A certificate of the Chairman of the Board (if any), the President, a Vice-President, the Secretary or the Treasurer or of any other officer of the Corporation in office at the time of the making of the certificate or of a transfer officer or any transfer agent or branch transfer agent of shares of any class of the Corporation as to the facts in relation to the mailing or delivery of any notice or other document to any shareholder, director, officer or auditor or publication of any notice or other document shall be conclusive evidence thereof and shall be binding on every shareholder, director, officer or auditor of the Corporation as the case may be.

ARTICLE 12
EFFECTIVE DATE

12.1  REPEAL. Upon this by-law coming into force, all prior by-laws presently in force other than by-laws relating to the borrowing powers of the Corporation are repealed provided that such repeal shall not affect the previous operation or such by-laws so repealed or affect the validity of any act done or right, privilege, obligation or liability acquired or incurred or the validity of any contract or agreement made pursuant to any such by-laws prior to their repeal. All officers and persons acting under such by-laws so repealed shall continue to act as if appointed under the provisions of this by-law and all resolutions of the shareholders or board passed under such repealed by-laws shall continue to be good and valid except to the extent that they are inconsistent with this by-law or until amended or repealed.

12.2  EFFECTIVE DATE. The foregoing resolution making General By-law No. 1 of the Corporation, being a by-law relating generally to the regulation of the business and affairs of the Corporation, was passed by all of the directors on April 22, 2004 and approved by a majority of the shareholders on June 9, 2004. Section 7.11 of this General By-law No. 1 of the Corporation was amended on April 29, 2005, upon approval of a majority of the shareholders.

ENACTED as of April 29, 2005

________________________________________ Miles S. Nadal Chairman and Chief Executive Officer	________________________________________ Mitchell S. Gendel Secretary and General Counsel